                                                                    EXHIBIT 28.1
CAPSTEAD MORTGAGE CORPORATION
MASTER SERVICING DIVISION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  31--JAN--98

DEAL REFERENCE                           93-2A           93-2B           93-2C            93-2D          93-2E.A         93-2E.B
                                    --------------  --------------  ---------------  --------------  --------------  ---------------
BEGINNING SECURITY BALANCE          $59,306,049.40  $50,397,894.00  $120,427,506.00  $78,700,285.61  $52,401,536.81  $137,953,568.66
  Loans Repurchased                              -               -                -               -               -                -
  Scheduled Principal
   Distribution                          65,834.43       50,705.98       145,507.86      468,669.77      300,415.75       158,473.01
  Additional Principal
   Distribution                          13,414.58        8,516.84        41,041.87       93,409.52       28,311.29        38,261.89
  Liquidations Distribution           1,466,463.98    2,321,118.61       670,140.52      813,013.29      798,756.52     2,144,373.91
  Accelerated Prepayments                        -               -                -               -               -                -
  Adjustments (Cash)                             -               -        76,448.67               -               -                -
  Losses/Foreclosures                            -               -                -               -               -                -
  Special Hazard Account                         -               -                -               -               -                -
                                    --------------  --------------  ---------------  --------------  --------------  ---------------
         Ending Security Balance    $57,760,336.41  $48,017,552.57  $119,494,367.08  $77,325,193.03  $51,274,053.25  $135,612,459.85
                                    ==============  ==============  ===============  ==============  ==============  ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                $370,331.46     $320,935.92      $737,019.75     $446,455.11     $291,078.90      $813,626.80
Compensating Interest                     2,763.35               -         2,166.32        2,005.72        1,287.15         5,244.33

  Trustee Fee (Tx. Com. Bk.)                667.19          629.97         1,505.34          983.75          567.68         1,494.50
  Pool Insurance Premium (PMI
   Mtg. Ins.)                                    -                                -               -       11,528.34        30,349.79
  Pool Insurance (GE Mort. Ins.)         14,352.06       14,464.23                -       12,670.75               -                -
  Pool Insurance (United Guaranty
   Ins.)                                         -               -                -               -               -                -
  Backup for Pool Insurance (Fin.
   Sec. Assur.)                                  -               -                -               -               -                -
  Special Hazard Insurance (Comm.
   and Ind.)                              2,817.04        1,507.69                -               -               -                -
  Bond Manager Fee (Capstead)               939.01          839.97         1,505.34        1,147.71          655.02         1,724.42
  Excess Compensating Interest
   (Capstead)                                    -        7,899.62                -               -               -                -
  Administrative Fee (Capstead)           1,606.18           (1.08)        5,017.80        2,459.35        1,855.94         4,886.14
  Administrative Fee (Other)                     -               -                -               -               -                -
  Excess--Fees                                   -               -                -               -               -                -
  Special Hazard Insurance (Aetna
   Casualty)                                     -               -                -               -               -                -
  Other                                          -          (70.30)               -               -               -                -
                                    --------------  --------------  ---------------  --------------  --------------  ---------------
              Total Fees                 20,381.48       25,270.10         8,028.48       17,261.56       14,606.98        38,454.85
                                    --------------  --------------  ---------------  --------------  --------------  ---------------
 Servicing Fee                           20,150.52       15,681.50        31,926.55       22,420.03       15,018.66        36,565.66
 Interest on Accelerated
  Prepayments                                    -               -                -               -               -                -
                                    --------------  --------------  ---------------  --------------  --------------  ---------------
         Total Interest
          Distribution                 $413,626.81     $361,887.52      $779,141.10     $488,142.42     $321,991.69      $893,891.64
                                    ==============  ==============  ===============  ==============  ==============  ===============
LOAN COUNT                                     220             176              435             327             216              467
WEIGHTED AVERAGE
 PASS--THROUGH RATE                    7.549209171         7.84974      7.365620309     6.838005629     6.695209365      7.123015124

                                                                    EXHIBIT 28.1
CAPSTEAD MORTGAGE CORPORATION
MASTER SERVICING DIVISION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  31-JAN-98

DEAL REFERENCE                            93-2F            93-2G         93-2H.1          93-2H.2          93-2I         93-2I.1
                                     --------------  ---------------  --------------  --------------  --------------  --------------
BEGINNING SECURITY BALANCE           $61,675,077.00  $173,555,608.96  $54,272,461.51  $29,984,061.00  $38,846,126.49  $39,022,580.34
  Loans Repurchased                               -                -               -               -               -               -
  Scheduled Principal
   Distribution                           66,153.25       217,858.95       54,671.66       29,686.83       45,167.41       37,681.41
  Additional Principal
   Distribution                           22,632.53        91,696.32       87,389.13        5,639.26       10,208.85       44,425.59
  Liquidations Distribution            1,784,985.03       951,331.25    1,538,825.98      468,102.31    1,607,828.63    1,766,648.36
  Accelerated Prepayments                         -                -               -               -               -               -
  Adjustments (Cash)                              -                -               -               -          372.64               -
  Losses/Foreclosures                             -                -               -               -      494,042.47               -
  Special Hazard Account                          -                -               -               -               -               -
                                     --------------  ---------------  --------------  --------------  --------------  --------------
         Ending Security Balance     $59,801,306.19  $172,294,722.44  $52,591,574.74  $29,480,632.60  $36,688,506.49  $37,173,824.98
                                     ==============  ===============  ==============  ==============  ==============  ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                 $380,284.65    $1,039,221.00     $338,788.31     $193,076.02     $249,655.82     $251,218.01
Compensating Interest                             -           341.77               -               -                               -

  Trustee Fee (Tx. Com. Bk.)                 770.96         1,952.50          678.40          374.80          485.62          487.79
  Pool Insurance Premium (PMI
   Mtg. Ins.)                             17,700.79                -               -               -                               -
  Pool Insurance (GE Mort. Ins.)                  -                -       15,956.10        8,605.42       11,045.26       11,472.64
  Pool Insurance (United Guaranty
   Ins.)                                          -                -               -               -               -               -
  Backup for Pool Insurance (Fin.
   Sec. Assur.)                                   -                -               -               -               -               -
  Special Hazard Insurance (Comm.
   and Ind.)                               1,845.11                -               -               -               -               -
  Bond Manager Fee (Capstead)              1,027.92         2,169.45               -        1,404.28        1,980.12               -
  Excess Compensating Interest
   (Capstead)                              6,881.02                -        4,020.58        1,892.24        3,519.01        4,534.12
  Administrative Fee (Capstead)               (0.05)        7,231.68        2,261.43          268.02          268.12        1,625.94
  Administrative Fee (Other)                      -                -               -               -               -               -
  Excess--Fees                                    -                -               -               -               -               -
  Special Hazard Insurance (Aetna
   Casualty)                                      -                -        1,406.56          897.02        1,162.15        1,011.34
  Other                                       (0.01)               -               -            0.03            0.14               -
                                     --------------  ---------------  --------------  --------------  --------------  --------------
        Total Fees                        28,225.74        11,353.63       24,323.07       13,441.81       18,460.42       19,131.83
                                     --------------  ---------------  --------------  --------------  --------------  --------------
 Servicing Fee                            19,655.62        43,872.12       16,960.22       10,045.50       12,139.37       12,194.55
 Interest on Accelerated
  Prepayments                                     -                -               -               -               -               -
                                     --------------  ---------------  --------------  --------------  --------------  --------------
         Total Interest
          Distribution                  $428,166.01    $1,094,788.52     $380,071.60     $216,563.33     $280,255.61     $282,544.39
                                     ==============  ===============  ==============  ==============  ==============  ==============
LOAN COUNT                                      215              625             195              97             148             156
WEIGHTED AVERAGE
 PASS-THROUGH RATE                         7.553001      7.187755737     7.490833485        7.679139        7.873405     7.725312098



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